UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 25, 2011
(Date of earliest event reported)
PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State of or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)
(585) 385-6666
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On May 25, 2011, Paychex, Inc. (“Paychex”) issued a press release announcing the appointment of Rebecca F. Bernson as Senior Vice President of Sales effective June 1, 2011. The press release is incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K (“Form 8-K”).
Ms. Bernson, age 59, is a senior sales executive with more than 30 years experience leading Fortune 500 sales organizations, specializing in business process outsourcing. Most recently, she served as Senior Vice President of Sales for National Account Services at Automatic Data Processing (ADP), Inc., a provider of business outsourcing solutions. Prior to joining ADP in 2003, she held numerous sales leadership roles at Xerox Corporation for 25 years.
Ms. Bernson will participate in the same compensation and benefit arrangements available to other officers of Paychex.
In connection with her employment, Ms. Bernson also signed a standard confidentiality, non-solicitation, and non-compete agreement. The agreement precludes Ms. Bernson from:
•	competing with Paychex while an employee and for 12 months after separation from Paychex;

•	soliciting clients or referral sources for 24 months after separation from Paychex; and

•	recruiting or hiring, or attempting to recruit or hire, any employee for 24 months after separation from Paychex.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
The following exhibit is filed with this Form 8-K.
          Exhibit 99.1: Press Release of Paychex, Inc. dated May 25, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.
Date: May 25, 2011	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

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